SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                             SNYDER OIL CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                              75-2306158
(State of Incorporation or organization)                     (I.R.S. Employer
                                                         (Identification Number)

        777 MAIN STREET
        FORT WORTH, TEXAS                                                 76102
(Address of principal executive offices)                             (Zip code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Rights to Purchase Junior Participating Preferred Stock,par value $.01 per share
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                                 Title of Class

       Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        On May 21, 1997, the Board of Directors of Snyder Oil Corporation (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The rights will be issued on June 3, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a price of $70.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of May 27, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

        DETACHMENT OF RIGHTS; EXERCISE. Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Voting Shares (as defined in the Rights Agreement) of the Company, or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Voting Shares.

        Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced, with respect to the Common Shares outstanding on June 3, 1997, by the certificates representing such Common Shares with a copy of the Summary of Rights to Purchase Preferred Shares included as
Exhibit 4 hereto (the "Summary of Rights") attached thereto, (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after June 3, 1997, upon transfer or new issuance of the Common Shares, will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of June 3, 1997, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

        As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right

Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on May 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

        If a person or group were to acquire 20% or more of the Voting Shares of the Company, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of Common Shares (or under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

        If the Company were acquired in a merger or other business combination transaction or assets constituting more than 50% of its consolidated assets or producing more than 50% of its earning power or cash flow were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

        PREFERRED SHARES. The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of the Company's preferred stock. Each whole Preferred Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. Each whole Preferred Share shall be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares shall generally vote together as one class with the Common Stock and any other capital stock on all matters submitted to a vote of stockholders of the Company.

        The offer and sale of the Preferred Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission and such registration will not be effective until the Rights become exercisable.

        ANTIDILUTION AND OTHER ADJUSTMENTS. The number of one one- thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

        The number of outstanding Rights and the number of one one- thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

        EXCHANGE OPTION. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Voting Shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of the Company, the Board of Directors may, at its option, issue Common Shares in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one Common Share (or one one-thousandth of a Preferred Share) for each two Common Shares for which each Right is then exercisable, subject to adjustment.

        REDEMPTION OF RIGHTS. At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, the Board of Directors of the Company may redeem all but not less than all the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        NO RIGHTS AS STOCKHOLDER. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        AMENDMENT OF RIGHTS. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, no such amendment may materially and adversely affect the interests of the holders of the Rights.

        The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, form of Certificate of Designations of Junior Participating Preferred Stock, form of Right Certificate, and the form of the Summary of Rights, filed as exhibits hereto and incorporated by reference herein.

ITEM 2.        EXHIBITS.

        1. Rights Agreement, dated as of May 27, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares and Bylaw Provision Relating to Nominations and Stockholder Proposals as Exhibit C.

        2. Form of Certificate of Designation of Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto) setting forth the terms of the Junior Participating Preferred Stock, par value $.01 per share.

        3. Form of Right Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

        4. Form of Summary of Rights to Purchase Preferred Shares and Bylaw Provision Relating to Nominations and
               Stockholder Proposals (included as Exhibit C to the
               Rights Agreement filed as Exhibit 1 hereto) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   SNYDER OIL CORPORATION

Date: June 2, 1997                                   By:/S/ PETER E. LORENZEN
                                                        ---------------------
                                                    Name: Peter E. Lorenzen
                                                   Title:  Vice President

                                  EXHIBIT INDEX

    Exhibit

    NUMBER                                         DESCRIPTION

       1 Rights Agreement, dated as of May 27, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares and Bylaw Provision Relating to Nominations and Stockholder Proposals as Exhibit C.

       2 Form of Certificate of Designation of Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto) setting forth the terms of the Junior Participating Preferred Stock, par value $.01 per share.

       3 Form of Right Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

       4 Form of Summary of Rights to Purchase Preferred Shares and Bylaw Provision Relating to Nominations and Stockholder Proposals (included as Exhibit C to the Rights Agreement filed as Exhibit 1 hereto) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.

                                RIGHTS AGREEMENT

                                     between

                             SNYDER OIL CORPORATION

                                       and

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,

                                 as Rights Agent

                            Dated as of May 27, 1997

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                                       -1-

                                       RIGHTS AGREEMENT

        This Rights Agreement, dated as of May 27, 1997, is between Snyder Oil Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

        WHEREAS, the Board of Directors of the Company, having determined its actions to be in the interests of the Company, has authorized the creation of Rights, has authorized and directed the issuance to the holders of record of Common Shares of the Company outstanding on June 3, 1997 of one Right with respect to each Common Share of the Company outstanding on June 3, 1997, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between June 3, 1997 and the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date; and

        WHEREAS, the Board of Directors of the Company has authorized and directed that the terms and conditions under which the Rights are to be distributed, including without limitation those affecting the exercise thereof, the securities or other property to be acquired thereby and the purchase price to be paid therefor, shall be set forth in a written agreement between the Company and a rights agent made for the benefit of the holders of the Rights to the extent so provided therein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

               "Acquiring Person" shall mean any Person who or that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Voting Shares for or pursuant to any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Voting Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding, become the Beneficial Owner of any additional Voting Shares of the Company, then such Person shall be deemed to be an
        "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

               "Agreement" shall mean this Rights Agreement as hereafter amended from time to time.

               "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

               A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "own beneficially" any securities that (without duplication):

               (i) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of either
        Section 13 or 16 of the Exchange Act;

               (ii) such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; provided, however, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to own beneficially, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; and provided, further, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to own beneficially, any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) and provided, further, that notwithstanding anything to the foregoing to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "own beneficially", any securities acquired in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

               Notwithstanding anything in this definition to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company (or to the number of such securities "beneficially owned"), shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

               "Close of Business" on any given date shall mean 5:00 P.M., Fort Worth time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Fort Worth time, on the next succeeding Business Day.

               "Closing Price", with respect to any security, shall mean the last sale price, regular way, on a specific Trading Day or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If such security is not publicly held or so listed or traded, "Closing Price" shall mean the fair value per unit of such security as determined in good faith by the Board of Directors of the Company, whose determination shall be described and the Closing Price set forth in a statement filed with the Rights Agent.

               "Common Shares" when used with reference to the Company shall mean shares of capital stock of the Company that have no preference over any other class of stock with respect to dividends or assets, that are not redeemable at the option of the Company and with respect to which no sinking, purchase or similar fund is provided and shall initially mean the shares of Common Stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall, if used with reference to a corporation, mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person and, if used with reference to any Person other than a corporation, mean the equity interest in such Person (or, if the net worth determined in accordance with generally accepted accounting principles of another Person (other than an individual) that controls such first-mentioned Person is greater than such first-mentioned Person, then such other Person) with the greatest voting power or managerial power with respect to the business and affairs of such Person.

          "Company" shall mean Snyder Oil Corporation, a Delaware corporation, and its successors.

               "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Rights Agent.

               "Corporate Trust Office" means the principal office of the Rights Agent at which it administers its corporate trust business, which, in the case of ChaseMellon Shareholder Services, L.L.C. shall, until hereafter changed, be its office at 2323 Bryan Street, Suite 2300, Dallas, Texas 75201.

               "Distribution  Date"  shall  mean the  earlier  of (i) the  tenth
        Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Voting Shares for or pursuant to the terms of any such plan) of, or after the date of the first public announcement of the intent of any
        Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the
        Company, or any entity holding Voting Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 20% or more of the then outstanding Voting Shares of the Company; provided, however, that an occurrence described in clause (ii) of this definition above shall not cause the occurrence of the Distribution Date if the Board of Directors of the Company shall, prior to such tenth Business Day (or such later date as described in clause
        (ii) above), determine that such tender or exchange offer is spurious, unless, thereafter, the Board of Directors of the Company shall make a contrary determination, in which event the Distribution Date shall occur on the later to occur of such tenth Business Day (or such later date as described in clause (ii) above) and the date of such latter determination.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

               "Final Expiration Date" shall mean the Close of Business on May 21, 2007.

               "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Preferred Shares" shall mean shares of Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the form of Statement of Resolution Establishing Series of Shares of Junior Participating Preferred Stock attached hereto as EXHIBIT A.

               "Purchase Price" shall mean the initial price at which the holder of a Right may, subject to the terms and conditions of this Agreement, purchase one one-thousandth (1/1000) of a Preferred Share (which initial price is set forth in Section 8(b) hereof), as such price shall be adjusted pursuant to the terms of this Agreement.

               "Redemption Date" shall mean the time at which the Rights are redeemed pursuant to Section 24 herein or the time at which all of the Rights are mandatorily redeemed and exchanged pursuant to Section 25 hereof.

          "Redemption Price" shall have the meaning specified in Section 24(b) herein.

               "Right" shall mean one preferred share purchase right which initially represents the right of the registered holder thereof to purchase one one-thousandth (1/1000) of a Preferred Share upon the terms and subject to the conditions herein set forth.

               "Right Certificate" shall mean a certificate, in substantially the form of EXHIBIT B attached to this Rights Agreement, evidencing the Rights registered in the name of the holder thereof.

               "Rights Agent" shall mean ChaseMellon Shareholder Services, L.L.C., and any successor thereto appointed in accordance with the terms hereof, in its capacity as agent for the Company and the holders of the Rights pursuant to this Agreement.

               "Rights Register" and "Rights Registrar" shall have the meanings specified in Section 6.

               "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition shall include without limitation a report filed pursuant to Section 13(d) or Section 16(a) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

               "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the outstanding capital stock or other equity interests having ordinary voting power in the election of directors or similar officials is owned, directly or indirectly, by such Person.

               "Summary of Rights" shall mean a Summary of Rights to Purchase Preferred Shares in substantially the form attached as EXHIBIT C to this Agreement.

               "Trading Day" shall mean a day on which the principal national securities exchange or the NASDAQ National Market (or successor thereto) on which any of the Voting Shares of the Company are listed or admitted to trading is open for the transaction of business or, if none of the Voting Shares of the Company is listed or admitted to trading on any national stock exchange or the NASDAQ National Market (or successor thereto), a Business Day.

               "Voting Shares" shall mean (i) the Common Shares of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger or consolidation of the Company, any sale of all or substantially all of the Company's assets or any liquidation, dissolution or winding up of the Company. Whenever any provision of this Agreement requires a determination of whether a number of Voting Shares comprising a specified percentage of such Voting Shares is, was or will be beneficially owned or has been voted, tendered, acquired, sold or otherwise disposed of or a determination of whether a Person has offered or proposed to acquire a number of Voting Shares comprising such specified percentage, the number of Voting Shares comprising such specified percentage of Voting Shares shall in every such case be deemed to be the number of Voting Shares comprising the specified percentage of all the Company's then outstanding Voting Shares.

               "Wholly-Owned Subsidiary" of a Person shall mean any corporation or other entity all the outstanding capital stock or other equity interests of which having ordinary voting power in the election of directors or similar officials (other than directors' qualifying shares or similar interests) are owned, directly or indirectly, by such Person.

        Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

        Section 3. ISSUANCE OF RIGHT CERTIFICATES. (a) From and after June 3, 1997 until the Distribution Date, (i) outstanding Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for outstanding Common Shares of the Company and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, a Right Certificate evidencing one Right for each Common Share so held. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) On June 10, 1997, or as soon thereafter as practicable, the Company will send a copy of a Summary of Rights, by first-class, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on June 3, 1997, at the address of such holder shown on the stock transfer records of the Company. With respect to Common Shares of the Company outstanding on June 3, 1997, the certificates evidencing such Common Shares shall, together with copies of such Summary of Rights, thereafter also evidence the outstanding Rights (as such Rights may be amended or supplemented) distributed with respect thereto until the earlier of the Distribution Date or the date of surrender thereof to the Company's transfer agent for registration of transfer or exchange of Common Shares of the Company. Until the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date), the surrender for registration of transfer or exchange of any certificate for Common Shares of the Company outstanding as of the Close of Business on June 3, 1997 with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for registration of transfer or exchange of the outstanding Rights associated with the Common Shares represented thereby.

               (c) The Company agrees that, at any time after June 3, 1997 and prior to the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date) at which it issues any of its Common Shares upon original issue or out of treasury, it will concurrently distribute to the holder of such Common Shares one Right for each such Common Share, which Right shall be subject to the terms and provisions of this Agreement and will evidence the right to purchase the same number of one one-thousandths (1/1000) of a Preferred Share at the same Purchase Price as the Rights then outstanding.

               (d) Certificates for Common Shares of the Company issued after June 3, 1997 but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, whether upon registration of transfer or exchange of Common Shares of the Company outstanding on June 3, 1997 or upon original issue or out of treasury thereafter, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Snyder Oil
        Corporation and ChaseMellon Shareholder Services, L.L.C., dated as of May 27, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Snyder Oil Corporation Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Snyder Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person or any Affiliate or Associate thereof (each as defined in the Rights Agreement) shall, under certain circumstances, become null and void.

With respect to certificates containing the foregoing legend, until the Distribution Date, outstanding Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender of any such certificate for registration of transfer or exchange of the Common Shares evidenced thereby shall also constitute surrender for registration of transfer or exchange of outstanding Rights (as such Rights may be amended or supplemented) associated with the Common Shares represented thereby.

        (e) If the Company purchases or acquires any of its Common Shares after June 3, 1997, but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

        Section 4. FORM OF RIGHT CERTIFICATES. The form of Right Certificates (and the forms of election to purchase Preferred Shares (or other securities) and of assignment to be printed on the reverse thereof) shall in form and substance be substantially the same as EXHIBIT B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or as may be necessary to conform to usage. Subject to the provisions of Section 23 hereof, the Right Certificates, whenever issued, shall be dated as of the date of authentication thereof, but, regardless of any adjustments of the Purchase Price or the number of Preferred Shares (or other securities) as to which a Right is exercisable (whether pursuant to this Agreement or any future amendments or supplements to this Agreement), or both, occurring after June 3, 1997 and prior to the date of such authentication, such Right Certificates may, on their face, without invalidating or otherwise affecting any such adjustment, expressly entitle the holders thereof to purchase such number of Preferred Shares at the Purchase Price per one one-thousandth (1/1000) of a Preferred Share as to which a Right would be exercisable if the Distribution Date were June 3, 1997; no adjustment of the Purchase Price or the number of Preferred Shares (or other securities) as to which a Right is exercisable, or both, effected subsequent to the date of authentication of any Right Certificate shall be invalidated or otherwise affected by the fact that such adjustment is not expressly reflected on the face or in the provisions of such Right Certificate.

        Pending the preparation of definitive Right Certificates, the Company may execute, and upon Company Order the Rights Agent shall authenticate and send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, temporary Right Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Right Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Right Certificates may determine, as evidenced by their execution of such Right Certificates.

        If temporary Right Certificates are issued, the Company will cause definitive Right Certificates to be prepared without unreasonable delay. After the preparation of definitive Right Certificates, the temporary Right Certificates shall be exchangeable for definitive Right Certificates, upon surrender of the temporary Right Certificates at the Corporate Trust Office of the Rights Agent, without charge to the holder. Upon surrender for cancellation of any one or more temporary Right Certificates, the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor one or more definitive Right Certificates, evidencing a like number of Rights. Until so exchanged, the temporary Right Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Right Certificates.

     Section 5. EXECUTION, AUTHENTICATION AND DELIVERY. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant

     Secretaries.   The  signature  of  any  of  these  officers  on  the  Right
Certificates may be manual or facsimile.

        Right Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Right Certificates or did not hold such offices at the date of authentication of such Right Certificates. At any time and from time to time after the execution and delivery of this Agreement and prior to the Distribution Date, the Company may deliver Right Certificates executed by the Company to the Rights Agent for authentication, together with a Company Order for the authentication and delivery of such Right Certificates; and the Rights Agent in accordance with such Company Order shall authenticate and deliver such Right Certificates as in this Agreement provided and not otherwise.

        No Right Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Right Certificate a certificate of authentication substantially in the form provided for herein executed by the Rights Agent by manual signature, and such certificate upon any Right Certificate shall be conclusive evidence, and the only evidence, that such Right Certificate has been duly authenticated and delivered hereunder.

        Section 6. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. From and after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company shall cause to be kept at the Corporate Trust Office of the Rights Agent a Rights Register (a "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Right Certificates and of transfers of Rights. The Rights Agent is hereby appointed the registrar and transfer agent (the "Rights Registrar") for the purpose of registering Right Certificates and transfers of Rights as herein provided and the Rights Agent agrees to maintain such Rights Register in accordance with such regulations so long as it continues to be designated as Rights Registrar hereunder.

        Upon surrender to the Rights Agent for registration of transfer of any Right Certificate, the Company shall execute, and the Rights Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Right Certificates evidencing a like number of Rights.

        At the option of the holder, Right Certificates may be exchanged for other Right Certificates upon surrender of the Right Certificates to be exchanged to the Rights Agent. Whenever any Right Certificates are so surrendered for exchange, the Company shall execute, and the Rights Agent shall authenticate and deliver, the Right Certificates that the holder making the exchange is entitled to receive.

        All Right Certificates issued upon any registration of transfer or exchange of Right Certificates shall be the valid obligations of the Company, evidencing the same Rights, and entitled to the same benefits under this Agreement, as the Right Certificates surrendered upon such registration of transfer or exchange.

        Every Right Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Rights Agent) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Rights Registrar duly executed, by the holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Right Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Right Certificates, other than exchanges not involving any transfer.

        The  provisions of this Section 6 shall be subject to the  provisions of
Section 15.

        Section 7. MUTILATED, DESTROYED, LOST AND STOLEN RIGHT CERTIFICATES. If any mutilated Right Certificate is surrendered to the Rights Agent, the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Rights Agent (i) evidence to their satisfaction of the destruction, loss or theft of a Right Certificate and (ii) such security or indemnity, if any, as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Rights Agent that such Right Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Right Certificate, a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

        Upon the issuance of any new Right Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

        Every new Right Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Right Certificate shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Right Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Right Certificates duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Right Certificates.

        Section 8. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its Corporate Trust Office, together with payment of the Purchase Price for each one one-thousandth (1/1000) of a Preferred Share (or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time of redemption on the Redemption Date or (iii) the time at which such Rights are mandatorily redeemed and exchanged as provided in Section 25 hereof.

               (b) The Purchase Price for each one one-thousandth (1/1000) of a Preferred Share pursuant to the exercise of a Right shall initially be Seventy dollars ($70.00), shall be subject to adjustment from time to time as provided in Sections 12 and 14 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the securities to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or other securities) certificates for such number of one one-thousandths of a Preferred Share (or other securities) as are to be purchased and registered in such name or names as may be designated by the registered holder of such Right Certificate or, if appropriate, in the name of a depositary agent or its nominee, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, and (B) requisition from a depositary agent appointed by the Company, if any, depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased and registered in such name or names as may be designated by such holder (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with such depositary agent), and the Company hereby directs such depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts registered in such name or names as may be designated by such holder, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of such holder.

               (d) If the registered holder of the Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equal to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

        Section 9. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer or exchange shall, if surrendered to the Company or to any of its other agents, be delivered to the Rights Agent for such purpose and for cancellation or, if surrendered to the Rights Agent for such purpose, shall be canceled by it. No Right Certificates shall be authenticated in lieu of or in exchange for any Right
Certificates canceled as provided in this Section 9 except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall so cancel, any other Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, pursuant to a Company Order, destroy such canceled Right Certificates and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 10. RESERVATION AND AVAILABILITY OF SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 8; provided, however, that the Company will not be required to reserve and keep available Common Shares or Preferred Shares sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 12(a)(ii) or Section 14 until such time as the Rights become exercisable pursuant to such adjustments.

        The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares or Common Shares of the Company issued upon exercise of Rights shall (subject to payment of the Purchase Price) be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or depositary receipts therefor) or Common Shares of the Company upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares of the Company upon exercise of Rights evidenced by Right Certificates in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares of the Company upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

        Section 11. RECORD DATE. Each Person in whose name any certificate for Preferred Shares or Common Shares of the Company is issued upon the exercise of, or upon mandatory redemption and exchange of, Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares represented thereby on, and such certificate shall be dated, (i) in the case of the exercise of Rights, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made, or (ii) in the case of the mandatory redemption and exchange of Rights, the date of such mandatory redemption and exchange; provided, however, that, if the date of such surrender and payment or mandatory redemption and exchange is a date upon which the transfer books of the Company for its Preferred Shares or Common Shares, as the case may be, are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of (or the mandatory redemption and exchange of) the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares (or Common Shares of the Company) for which the Rights shall be exercisable, including without limitation the rights to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 12. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares of capital stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

               (a) (i) If the Company shall at any time (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised thereafter shall be entitled to receive, upon payment of the Purchase Price for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of capital stock that, if such Right had been duly exercised immediately prior to such date (at a time when the Preferred Shares transfer books of the Company were open), such holder would have acquired upon such exercise and been entitled to receive upon payment or effectuation of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both Section 12(a)(i) and Section 12(a)(ii), the adjustment provided for in this Section 12(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 12(a)(ii).

               (ii) Subject to action of the Board of Directors of the Company pursuant to Section 25 of this Agreement, if any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 12(d)) on the date such Person became an Acquiring Person. If any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

        Notwithstanding any other provision of this Agreement, from and after the time any Person shall become an Acquiring Person, any Rights that are or were acquired or beneficially owned by any such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or by any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate shall be canceled.

        (iii) If on or after the Distribution Date there shall not be sufficient Common Shares issued but not outstanding, or authorized but unissued, to permit the exercise in full of all outstanding Rights in accordance with the foregoing subparagraph (ii), the Company agrees to take all such action as is within its power, including without limitation appropriate action by its Board of Directors, as may be necessary to amend the Company's articles of incorporation to authorize additional Common Shares for issuance upon exercise of the Rights. If, notwithstanding the foregoing, the stockholders shall not approve an amendment to the Company's articles of incorporation authorizing such additional Common Shares within 60 days, the adjustment prescribed in Section 12(a)(ii) shall not be made but, in lieu thereof, each holder of a Right shall thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement, such number of one one-thousandths of Preferred Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of one one-thousandth of a Preferred Share (determined pursuant to Section 12(d)) on the date such Person became an Acquiring Person.

        (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into or exchangeable for Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (together with any additional consideration required upon conversion or exchange in the case of a security convertible into or exchangeable for Preferred Shares or equivalent preferred shares), less than the current per share market price of the Preferred Shares (determined pursuant to Section 12(d) on such record date), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (together with the aggregate of any additional consideration required upon conversion or exchange in the case of any convertible or exchangeable securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional
Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case all or part of such subscription or purchase price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any computation described in this Section 12(b). The adjustment described in this Section 12(b) shall be made successively whenever such a record date is fixed; and, if none of such rights, options or warrants is so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

        (c) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 12(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (determined pursuant to Section 12(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

        (d)(i) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, if the issuer of such Common Shares shall announce (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (B) any subdivision, combination or reclassification of such Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall occur during such period of 30 Trading Days, then, and in each such case, the current per share market price of the Common Shares shall be appropriately adjusted to reflect the current market price per Common Share equivalent.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in paragraph (i) of this Section 12(d). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares (determined in the manner provided above) multiplied by one thousand.

        (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED; HOWEVER, that any adjustments that by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one ten-millionth of a Preferred Share, as the case may be, and references herein to the "number of one one-thousandths of a Preferred Share" (or similar phrases) shall be construed to include fractions of one one-thousandth of a Preferred Share. Notwithstanding the first sentence of this
Section 12(e), any adjustment required by this Section 12 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the thirtieth day preceding the Final Expiration Date.

        (f) If as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 12, and the provisions of this Agreement, including without limitation Sections 8, 10, 11 and 14, with respect to the Preferred Shares shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall, whether or not the Right Certificate evidencing such Rights reflects such adjusted Purchase Price, evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have  exercised its election as provided in
Section 12(i), upon each adjustment of the Purchase Price pursuant to Section 12(b) or 12(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one one-thousandth of a Preferred Share, that number of one one-thousandths of a Preferred Share obtained by (i) multiplying (x) the number of one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights outstanding in lieu of any adjustment in the number of one one- thousandths of a Preferred Share purchasable upon the exercise of a Right. Each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment of the Purchase Price. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. Until such record date, however, any adjustment in the number of one one-thousandths of a Preferred Share for which a Right shall be exercisable made as required by this Agreement shall remain in effect. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and authenticated in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share that were expressed in the initial Right Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the amount of consideration per Preferred Share determined by the Board of Directors of the Company to be capital, or below one one-thousandth of the par value, if any, per Preferred Share issuable upon exercise of the Rights, the Company agrees to take such corporate action as is within its power, including without limitation appropriate action by its Board of Directors, and that is, in the opinion of its counsel, necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-thousandths of Preferred Shares at such adjusted Purchase Price.

        (l) In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 12, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in subsection (b) of this Section 12, hereafter effected by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

        (n) If at any time prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or
(ii)  effect  a   subdivision   or   combination   of  the  Common   Shares  (by
reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted by multiplying such Purchase Price by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) the number of Rights outstanding immediately after such event shall be adjusted, either through cancellation of outstanding Rights or through distribution of additional Rights (but without duplication of the Company's obligations under Section 3(c)), so that the certificate evidencing each Common Share outstanding immediately after such event shall also evidence the associated Right to purchase the same number of one one-thousandths of a Preferred Share as to which a Right would have entitled the holder thereof to purchase immediately prior to such event. The adjustment provided for in this
Section 12(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision or combination is effected. If an event occurs that would require an adjustment under Section 12(a)(ii) and this Section 12(n), the adjustments provided for in this Section 12(n) shall be in addition and prior to any adjustment required pursuant to Section 12(a)(ii).

        Section 13. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 12 or 14 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares of the Company and the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 28 hereof.

        Section 14. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) If, directly or indirectly, at any time after a Person has become an Acquiring Person (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with any such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of two or more transactions, assets of the Company or its Subsidiaries that constitute more than 50% of the assets or that produce more than 50% of the earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its Wholly-Owned Subsidiaries, then, and in each such case, the Company agrees that, as a condition to engaging in any such transaction, it will make or cause to be made proper provision so that
(i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Principal Party (as such term is hereinafter defined) as shall be equal to the result obtained by (X) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 12(a)(ii)) and dividing that product by (Y) 50% of the current per share market price of the Common Shares of the Principal Party (determined pursuant to Section 12(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company", as used herein, shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including without limitation the reservation of a sufficient number of shares of its Common Shares in accordance with Section 10) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Principal Party thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 14 if at the time of such transaction there are outstanding any rights, warrants, instruments or securities or any agreement or arrangements that, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent an agreement supplemental to this Agreement complying with the provisions of this Section 14. The provisions of this Section 14 shall similarly apply to successive mergers or consolidations or sales or other transfers. For the purposes of this Section 14, 50% of the assets of the Company and its Subsidiaries shall be determined by reference to the book value of such assets as set forth in the most recent consolidated balance sheet of the Company and its Subsidiaries (which need not be audited) and 50% of the earning power or cash flow of the Company and its Subsidiaries shall be determined by reference to the mathematical average of the operating income or cash flow, respectively, resulting from the operations of the Company and its Subsidiaries for the two most recent full fiscal years as set forth in the consolidated and consolidating financial statements of the Company and its Subsidiaries for such years; provided, however, that, if the Company has, during such period, engaged in one or more transactions to which purchase accounting is applicable, such determination shall be made by reference to the pro forma operating income of the Company and its Subsidiaries giving effect to such transactions as if they had occurred at the commencement of such two-year period.

        (b) The term "Principal Party" shall mean: (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 14(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and, if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 14(a), the Person that is the party receiving the greatest portion of the assets transferred pursuant to such transaction or transactions; provided, however, that in any such case (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve months registered under Section 12 of the Exchange Act and such Person is a direct or indirect subsidiary of another Person the Common Shares of which are and have been so registered, the term "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

        (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the rights in accordance with this Section 14 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 14 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets referenced in the first sentence of Section 14(a), the Principal Party shall: (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; and (ii) shall deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration of a class of securities under the Exchange Act. The provisions of this Section 14 shall similarly apply to successive mergers, consolidations, sale or other transfers of assets. If an event subject to this Section 14 shall occur at any time after the occurrence of an event subject to Section 12(a)(ii), the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 14(a).

        Section 15. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue or distribute Right Certificates that evidence fractional Rights. If, on the Distribution Date or thereafter, as a result of any adjustment effected pursuant to Section 12(i) or otherwise hereunder, a Person would otherwise be entitled to receive a Right Certificate evidencing a fractional Right, the Company shall, in lieu thereof, pay or cause to be paid to such Person an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 15(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

        (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares. If, on the Distribution Date or thereafter, as a result of any adjustment effected hereunder in the number of one one-thousandths of a Preferred Share as to which a Right has become exercisable, a Person would otherwise be entitled to receive a fractional Preferred Share that is not an integral multiple of one one-thousandth of a Preferred Share, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided an amount in cash equal to the same fraction (which is not an integral multiple of one one-thousandth of a Preferred Share) of the current market value of one Preferred Share. For purposes of this Section 15(b), the current market value of a Preferred Share shall be the Closing Price of a Preferred Share for the Trading Day immediately prior to the date of such exercise.

        (c) Should any adjustment contemplated by Section 12(a)(ii) or any mandatory redemption and exchange contemplated by Section 25 occur, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. If after any such adjustment or mandatory redemption and exchange, a Person would otherwise be entitled to receive a fractional Common Share of the Company upon exercise of any Right Certificate or upon mandatory redemption and exchange as contemplated by Section 25, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided or upon such mandatory redemption and exchange an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 15(c), the current market value of a Common Share shall be the Closing Price of a Common Share for the Trading Day immediately prior to the date of such exercise or the date of such mandatory redemption and exchange.

        (d) The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or mandatory redemption and exchange of a Right (except as provided above).

        Section 16. RIGHTS OF ACTION. (a) All rights of action in respect of the obligations and duties owed to the holders of the Rights under this Agreement are vested in the registered holders of the Rights; and, without the consent of the Rights Agent or of the holder of any other Rights, any registered holder of any Rights may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding, judicial or otherwise, against the Company to enforce, or otherwise to act in respect of, such holder's right to exercise such Rights in the manner provided in the Right Certificate evidencing such Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

        (b) No right or remedy herein conferred upon or reserved to the registered holder of Rights is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy, whether hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        (c) No delay or omission of any registered holder of Rights to exercise any right or remedy accruing hereunder shall impair any such right or remedy or constitute a waiver of any default hereunder or an acquiescence therein. Every right and remedy given hereunder or by law to such holders may be exercised from time to time, and as often as may be deemed expedient, by such holders.

        Section 17. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a)  prior  to  the   Distribution   Date,  the  Rights  will  be
          transferable only in connection with the transfer of the Common Shares of the Company;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the Corporate Trust Office of the Rights Agent duly endorsed or accompanied by a proper instrument of transfer; and

               (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

        Section 18. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right (whether or not then evidenced by a Right Certificate) shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Shares, Common Shares of the Company or any other securities of the Company that may at any time be issuable on the exercise (or mandatory redemption and exchange) of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon any such holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section
26) or to receive dividends or subscription rights until the Right or Rights evidenced by such Right Certificate shall have been exercised (or mandatorily redeemed and exchanged) in accordance with the provisions hereof.

        Section 19. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage.

        The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares, Common Shares of the Company or other securities of the Company, Company Order, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in
Section 20 hereof.

        Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its authentication thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not have any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or with respect to the validity or execution of any Right Certificate (except its authentication thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 12(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 12, 14, 24 and 25, or the ascertainment of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

        (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss of the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

        Section 21. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been authenticated but not delivered, any such successor Rights Agent may adopt the authentication of the predecessor Rights Agent and deliver such Right Certificates so authenticated, and, if at that time any of the Right Certificates shall not have been authenticated, any successor Rights Agent may authenticate such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been authenticated but not delivered, the Rights Agent may adopt the authentication under its prior name and deliver Right Certificates so authenticated; and, in case at that time any of the Right Certificates shall not have been authenticated, the Rights Agent may authenticate such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 22. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent for the Common Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares), then any registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a corporation organized and doing business under the laws of the United States or of any state of the United States, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares of the Company and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 23. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

        Section 24. REDEMPTION. (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to paragraph (b) of this Section 24, or may be redeemed and exchanged by action of the Board of Directors of the Company pursuant to Section 25 herein, but shall not be redeemed in any other manner.

        (b) The Board of Directors of the Company may, at its option, at any time prior to the time any Person becomes an Acquiring Person redeem all but not less than all the then outstanding Rights at a redemption price of one cent ($0.01) per Right then outstanding, appropriately adjusted to reflect any adjustment in the number of Rights outstanding pursuant to Section 12(i) herein (such redemption price being hereinafter referred to as the "Redemption Price"). Any such redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

        (c) The right of the registered holders of Right Certificates to exercise the Rights evidenced thereby or, if the Distribution Date has not theretofore occurred, the inchoate right of the registered holders of Rights to exercise the same shall, without notice to such holders or to the Rights Agent and without further action, terminate and be of no further force or effect effective as of the time of adoption by the Board of Directors of the Company of a resolution authorizing and directing the redemption of the Rights pursuant to paragraph (b) of this Section 24 (or, alternatively, if the Board of Directors qualified such action as to time, basis or conditions, then at such time, on such basis and with such conditions as the Board of Directors may have established pursuant to such paragraph (b)); thereafter, the only right of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any redemption resolution pursuant to paragraph
(b) of this Section 24; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the adoption of any redemption resolution pursuant to paragraph (b) of this Section 24, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agents for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

        (d) Neither the Company nor any of its Affiliates or Associates may acquire (other than, in the case of such Affiliates and Associates, in their capacity as holders of Common Shares of the Company), redeem or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 24 or in Section 25 herein, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

        Section 25. MANDATORY REDEMPTION AND EXCHANGE. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, issue Common Shares of the Company in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) at an exchange ratio of one Common Share for each two Common Shares for which each Right is then exercisable pursuant to the provisions of Section 12(a)(ii) hereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such redemption and exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or any entity holding Voting Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Shares then outstanding.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the mandatory redemption and exchange of any Rights pursuant to subsection (a) of this Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive such number of Common Shares as is provided in paragraph (a) of this Section 25. The Company shall promptly give public notice of any such redemption and exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption and exchange. The Company promptly shall mail a notice of any such redemption and exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of mandatory redemption and exchange shall state the method by which the redemption and exchange of the Common Shares for Rights will be effected and, in the event of any partial redemption and exchange, the number of Rights that will be redeemed and exchanged. Any partial redemption and exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) held by each holder of Rights.

        (c) In any mandatory redemption and exchange pursuant to this Section 25, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 12(b) hereof) for Common Shares, at the initial rate of one one-thousandth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted.

        Section 26. NOTICE OF CERTAIN EVENTS. If the Company shall, on or after the Distribution Date, propose (a) to pay any dividend or other distribution payable in stock of any class of the Company or any Subsidiary of the Company to the holders of its Preferred Shares, (b) to distribute to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (c) to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (d) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (e) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (determined as provided in Section 14 herein) to, any other Person (other than the Company or a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries), (f) to effect the liquidation, dissolution or winding up of the Company or (g) if the Rights have theretofore become exercisable with respect to Common Shares pursuant to Section 12(a)(ii) herein, to declare or pay any dividend or other distribution on the Common Shares payable in Common Shares or in stock of any other class of the Company or any Subsidiary of the Company or to effect a subdivision or combination of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 28 hereof, notice of such proposed action, which shall specify the date of authorization by the Board of Directors of the Company of, and record date for, such stock dividend or such distribution of rights or warrants or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, subdivision or combination is to take place and the date of participation therein by the holders of the Common Shares of the Company or the Preferred Shares, or both, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (a), (b) or (g) above at least 20 days prior to the record date for determining holders of the Preferred Shares or of the Common Shares of the Company, as the case may be, for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Common Shares of the Company, as the case may be, whichever shall be the earlier.

        If any of the events set forth in Section 12(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
Section 28 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 12(a)(ii) hereof.

        Section 27. SECURITIES LAWS REGISTRATIONS. To the extent legally required, the Company agrees that it will prepare and file, no later than the Distribution Date, and will use its best efforts to cause to be declared effective, a registration statement under the Securities Act of 1933, as amended, registering the offering, sale and delivery of the Preferred Shares issuable upon exercise of the Rights, and the Company will, thereafter, use its best efforts to maintain such registration statement (or another) continuously in effect so long as any Rights remain outstanding and exercisable with respect to Preferred Shares. Should the Rights become exercisable with respect to securities of the Company or one of its Subsidiaries other than Preferred Shares, the Company agrees that it will, to the extent legally required, promptly thereafter prepare and file, or cause to be prepared and filed, and will use its best efforts to cause to be declared effective, a registration statement under such Act registering the offering, sale and delivery of such other securities and the Company will, thereafter, use its best efforts to maintain such registration statement (or another) continuously in effect so long as any outstanding Rights are exercisable with respect to such securities. The Company further agrees to use its best efforts, from and after the Distribution Date, to qualify or register for sale the Preferred Shares or other securities of the Company or one of its Subsidiaries issuable upon exercise of the Rights under the securities or "blue sky" laws (to the extent legally required thereunder) of all jurisdictions in which registered holders of Right Certificates reside determined by reference to the Rights Register.

        Section 28. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             Snyder Oil Corporation
                             777 Main Street
                             Suite 2500
                             Fort Worth, Texas 76102
                             Attention:  Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                             ChaseMellon Shareholder Services, L.L.C.
                             2323 Bryan Street, Suite 2300

                             Dallas, Texas 75201

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Rights Register of the Company or, prior to the Distribution Date, on the stock transfer records for the Common Shares of the Company.

        Section 29. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement (which supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent) without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, to make any other provisions in regard to matters or questions arising hereunder, or to add, delete, modify or otherwise amend any provision, that the Company may deem necessary or desirable, including without limitation extending the Final Expiration Date and, provided that at the time of such amendment or supplement the Distribution Date has not occurred, the period during which the Rights may be redeemed; provided, however, that, from and after such time as any Person becomes an Acquiring Person, any such amendment or supplement shall not materially and adversely affect the interests of the holders of Right Certificates. Without limiting the foregoing, the Board of Directors of the Company may by resolution adopted at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in the definitions of Acquiring Person and Distribution Date herein from 20% to a percentage not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Voting Shares then known to the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Voting Shares for or pursuant to the terms of any such plan), and (ii) 10%.

     Section 30. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 31. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

        Section 32. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 33. GOVERNING LAW. This Agreement and each Right Certificate (and, prior to the Distribution Date, the Rights represented by certificates for Common Shares) issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 34. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 35. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                                   SNYDER OIL CORPORATION

Attest:

By /s/ Moyalana T. Stipe                           By /s/Peter E. Lorenzen

 Name:Moyalana T. Stipe                            Name:  Peter E. Lorenzen
 Assistant Secretary                               Title:    Vice President
                                                       and General Counsel

                                                   CHASEMELLON SHAREHOLDER
                                                      SERVICES, L.L.C.,
                                                   As Rights Agent

Attest:

By                                               By
   Name:/s/Barbara J. Robbins                     Name:/s/ R. John Davis
        Barbara J. Robbins                              R. John Davis
   Title:Vice President                           Title: Vice President

                                       TABLE OF CONTENTS

Section 1.  CERTAIN DEFINITIONS...............................................1

Section 2.  APPOINTMENT OF RIGHTS AGENT........................................6

Section 3.  ISSUANCE OF RIGHT CERTIFICATES.....................................6

Section 4.  FORM OF RIGHT CERTIFICATES.........................................8

Section 5.  EXECUTION, AUTHENTICATION AND DELIVERY.............................8

Section 6.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE................9

Section 7.  MUTILATED, DESTROYED, LOST AND STOLEN RIGHT CERTIFICATES..........10

Section 8.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.... 10
            -------------------------------------------------------------

Section 9.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.......... .....11

Section 10.  RESERVATION AND AVAILABILITY OF SHARES..........................12

Section 11.  RECORD DATE.....................................................12

Section 12.  ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES
                OR NUMBER OF RIGHTS..........................................13
             ------------------------------------------------------------------

Section 13.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
                NUMBER OF SHARES.............................................18
             ------------------------------------------------------------------

Section 14.  CONSOLIDATION, MERGER OR SALE OR TRANSFER
                OF ASSETS OR EARNING POWER...................................18
             ------------------------------------------------------------------

Section 15.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.........................20

Section 16.  RIGHTS OF ACTION................................................21

Section 17.  AGREEMENT OF RIGHT HOLDERS......................................22

Section 18.  RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER...............22

Section 19.  CONCERNING THE RIGHTS AGENT.....................................22

Section 20.  DUTIES OF RIGHTS AGENT..........................................23

Section 21.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.......24
             ---------------------------------------------------------

Section 22.  CHANGE OF RIGHTS AGENT..........................................25

Section 23.  ISSUANCE OF NEW RIGHT CERTIFICATES..............................25

Section 24.  REDEMPTION......................................................26

Section 25.  MANDATORY REDEMPTION AND EXCHANGE...............................26

Section 26.  NOTICE OF CERTAIN EVENTS.........................................27

Section 27.  SECURITIES LAWS REGISTRATIONS....................................28

Section 28.  NOTICES..........................................................28

Section 29.  SUPPLEMENTS AND AMENDMENTS.......................................29

Section 30.  SUCCESSORS.......................................................29

Section 31.  BENEFITS OF THIS AGREEMENT.......................................30

Section 32.  SEVERABILITY.....................................................30

Section 33.  GOVERNING LAW...................................................30

Section 34.  COUNTERPARTS.....................................................30

Section 35.  DESCRIPTIVE HEADINGS.............................................30

EXHIBITS

Exhibit A - Certificate of Designation of Preferred Shares
Exhibit B - Right Certificate
Exhibit C - Summary of Rights

                                                                      EXHIBIT A

                                     FORM OF
                           CERTIFICATE OF DESIGNATIONS

                                       OF

                      JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                             SNYDER OIL CORPORATION

                         Pursuant to Section 151 of the
                             General Corporation Law

                            of the State of Delaware

        Snyder Oil Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on May 21, 1997:

        RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of Article Four of the Certificate of Incorporation, as amended, a series of the Preferred Stock of the Corporation, par value $.01 per share, be, and it hereby is, created and that the voting powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualification, limitations or restrictions thereof are as follows:

JUNIOR PARTICIPATING PREFERRED STOCK:

        Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 75,000 Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

        Section 2.  DIVIDENDS AND DISTRIBUTIONS.

        (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, $.01 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first business day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") as provided in paragraphs (B) and (C) of this Section 2 in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 in cash or
(b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount (payable in cash) of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

        (B) The  Corporation  shall  declare a dividend or  distribution  on the
Junior Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share payable in cash on the Junior Preferred Stock shall nevertheless accrue and be cumulative on the outstanding shares of Junior Preferred Stock as provided in paragraph (C) of this Section 2.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        Section 3. VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights:

        (A) Subject to the provisions for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

        (B) Except as otherwise provided herein, in any other series designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C) Except as set forth herein or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.  CERTAIN RESTRICTIONS.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to both dividends and upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the holders of the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. REACQUIRED SHARES. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other series designation establishing Series of Shares creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of Junior Preferred Stock shall have received an amount per share (rounded to the nearest cent) equal to the greater of (a) $1,000 per share, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(2) to the holders of stock ranking on a parity (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such Shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1)(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

        Section 7. CONSOLIDATION, MERGER, ETC. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination thereof, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), or any combination thereof, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

        Section 8. REDEMPTION. The shares of Junior Preferred Stock shall not be redeemable. So long as any shares of Junior Preferred Stock remain outstanding, the Corporation shall not purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless the Corporation shall substantially concurrently also purchase or acquire for consideration a proportionate number of shares of Junior Preferred Stock.

        Section 9. RANK. The Junior Preferred Stock shall rank, with respect to payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

        Section 10. AMENDMENT. At any time that any shares of Junior Preferred Stock are outstanding, the Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, privileges or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Junior Preferred Stock, voting together as a single class.

        IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice President, and attested by its Assistant Secretary, this 3rd day of June, 1997.

                                                   SNYDER OIL CORPORATION

Attest:

By: /S/ MOYALANA T. STIPE                             By /S/ PETER E. LORENZEN
Name:Moyalana T. Stipe                                Name:  Peter E. Lorenzen
Title:Assistant Secretary                             Title:    Vice President

                                                                      EXHIBIT B

                            Form of Right Certificate

Certificate No. R-                                                  _____ Rights

               NOT EXERCISABLE AFTER MAY 21, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate

                             SNYDER OIL CORPORATION

        This   certifies  that   _____________________________,   or  registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 27, 1997 (the "Rights Agreement"), between SNYDER OIL CORPORATION, a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Fort Worth, Texas time, on May 21, 2007, at the Corporate Trust Office of the Rights Agent (or at the office of its successor as Rights Agent), one one-thousandth (1/1000) of a fully paid non-assessable share of Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Shares"), of the Company, at a purchase price of $70.00 per one one-thousandth (1/1000) of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 27, 1997 based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon that happening of certain events.

        This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the Corporate Trust Office of the Rights Agent.

        This Right Certificate, with or without other Right Certificates, upon surrender at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged by the Company in whole or in part for Preferred Shares or shares of the Company's common stock, $.01 par value per share.

        No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

        No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

        This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been authenticated by the Right Agent.

        WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of ___________________, ____.

ATTEST:                                            SNYDER OIL CORPORATION

 [SEAL]

By:
        Peter E. Lorenzen                             William G. Hargett
        Secretary                                         President

Authentication:

This is one of the Right Certificates referred to in the within-mentioned Rights Agreement.

ChaseMellon Shareholder Services, L.L.C., as Rights Agent

By:__________________
Authorized Signature

                   [Form of Reverse Side of Right Certificate)

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate)

 FOR VALUE RECEIVED,___________________________________________________________

 hereby sells, assigns and transfers unto______________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated as of ___________________, ____.

                                                       _______________________
                                                                 Signature

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

-------------------------------------------------------------------------------

                    [To be executed if statement is correct]

        The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                  ___________________________
                                                       Signature

-------------------------------------------------------------------------------

            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to

                         exercise the Right Certificate)

TO SNYDER OIL CORPORATION

        The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities) be issued in the name of:

Please insert social security
 or other identifying number:


_______________________________

_______________________________________________________________________________
                         (Please print name and address)

-------------------------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

______________________________

                         (Please print name and address)

Dated as of ___________________, ____.

                                                       ________________________
                                                                 Signature

            [Form of Reverse Side of Right Certificate -- continued]

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - -

                    [To be executed if statement is correct]

        The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                           ____________________
                                                                 Signature

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                     NOTICE

        The signature in the foregoing Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

        In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                      EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                      PREFERRED SHARES AND BYLAW PROVISION

                             RELATING TO NOMINATIONS
                            AND STOCKHOLDER PROPOSALS

        On May 21, 1997, the Board of Directors of Snyder Oil Corporation (the "Company") took adopted a stockholder rights plan and amended the Bylaws of the Company to include a provision relating to the nomination of directors and submission of stockholder proposals. Set forth below is a summary of each of the actions.

STOCKHOLDER RIGHTS PLAN

        On May 21, 1997, the Board of Directors of Snyder Oil Corporation (the "Company"), authorized the issuance of one preferred share purchase right (a "Right") with respect to each outstanding share of common stock, $.01 par value per share (the "Common Shares"), of the Company. The rights were issued on June 3, 1997 to the holders of record of Common Shares on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Shares"), of the Company at a price of $70.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of May 27, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

        DETACHMENT OF RIGHTS; EXERCISE. Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Voting Shares (as defined in the Rights Agreement) of the Company, or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Voting Shares.

        Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced, with respect to any of the Common Shares outstanding on June 3, 1997, by the certificates representing such Common Shares with a copy of this Summary of Rights attached thereto, (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after June 3, 1997, upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of June 3, 1997, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

        As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on May 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

        If a person or group were to acquire 20% or more of the Voting Shares of the Company, each Right then outstanding (other than Rights beneficially owned by the acquiring person which would become null and void) would become a right to buy that number of Common Shares (or under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

        If the Company were acquired in a merger or other business combination transaction or assets constituting more than 50% of its consolidated assets or producing more than 50% of its earning power or cash flow were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

        PREFERRED SHARES. The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of the Company's preferred stock. Each whole Preferred

Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. Each whole Preferred Share shall be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares shall generally vote together as one class with the Common Stock and any other capital stock on all matters submitted to a vote of stockholders of the Company.

        The offer and sale of the Preferred Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission and such registration will not be effective until the Rights become exercisable.

        ANTIDILUTION AND OTHER ADJUSTMENTS. The number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

        The number of outstanding Rights and the number of one one- thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

        EXCHANGE OPTION. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Voting Shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of the Company, the Board of Directors may, at its option, issue Common Shares in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one Common Share (or one one-thousandth of a Preferred Share) for each two Common Shares for which each Right is then exercisable, subject to adjustment.

        REDEMPTION OF RIGHTS. At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, the Board of Directors of the Company may redeem all but not less than all the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        NO RIGHTS AS STOCKHOLDER. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        AMENDMENT OF RIGHTS. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, no such amendment may materially and adversely affect the interests of the holders of the Rights.

        THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS HEREBY INCORPORATED HEREIN BY REFERENCE.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated __________, 1997. A copy of the Rights Agreement is available free of charge from the Company.

STOCKHOLDER PROPOSAL BYLAW PROVISION

        Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be Directors. Formal procedures have been established for those proposals and nominations. Pursuant to various rules promulgated by the Securities and Exchange Commission (the "SEC") any proposals of holders of Common Stock of the Company intended to be presented to an annual meeting of stockholders of the Company to be held in 1998 must be received by the Company, addressed to Peter E. Lorenzen, Senior Vice President, General Counsel and Secretary, 777 Main Street, Suite 2500, Fort Worth, Texas 76102 no later than December 23, 1997 to be included in the Company's proxy statement and form of proxy relating to that meeting.

        In addition to the SEC rules described in the preceding paragraph, the Board of Directors has amended the Company's by-laws to provide that for business to be properly brought before the

Annual Meeting of Stockholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Stockholders of the Company to the Secretary of the Company. TO BE TIMELY FOR THE 1998 ANNUAL MEETING, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 777 MAIN STREET, SUITE 2500, FORT WORTH, TEXAS 76102 , ON OR BEFORE DECEMBER 23, 1998.

        A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of Common Stock of the Company which are owned beneficially by the stockholder,
(iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing by-law provisions, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing by-law provisions. Notwithstanding anything in the Company's by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

NOMINATION BYLAW PROVISION

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 777 MAIN STREET, SUITE 2500, FORT WORTH, TEXAS 76102, (I) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY, NOT LATER THAN FEBRUARY 20, 1998, AND (II) WITH RESPECT TO AN ELECTION TO BE HELD AT A SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY FOR THE ELECTION OF DIRECTORS, NOT LATER THAN THE CLOSE OF BUSINESS ON THE 10TH DAY FOLLOWING THE DATE ON WHICH NOTICE OF THE DATE OF THE MEETING WAS MAILED OR PUBLIC DISCLOSURE OF THE DATE OF THE MEETING WAS MADE, WHICHEVER FIRST OCCURS. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing by-law provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing by-law provisions.

EFFECTIVE DATE OF AMENDED BYLAW PROVISIONS

     THE AMENDED BYLAW PROVISIONS DESCRIBED ABOVE DO NOT BECOME EFFECTIVE UNTIL THE 1998 ANNUAL MEETING (OR ANY EARLIER SPECIAL MEETING OF STOCKHOLDERS THAT OCCURS IN 1998).

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